EXHIBIT 10.3

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is entered into by and between WestMountain Gold, Inc., a Colorado corporation f/k/a WestMountain Index Advisor, Inc. (“Debtor”), and BOCO Investments, LLC, a Colorado limited liability company with offices at 262 East Mountain Avenue, Fort Collins, CO 80524 (“Lender”), as of May 7, 2013.

RECITALS

A. This Agreement is entered into in connection with (i) that certain Promissory Note in the principal amount of Five Hundred Thousand Dollars ($500,000.00) dated on or about the date hereof by and between Debtor and Lender (the “Note”), as may be amended from time to time. This Agreement and the Note and any other agreements between Debtor and Lender necessary to effect the transactions contemplated by the Note or this Agreement are collectively referred to herein as the “Transaction Agreements.”

B. To induce Lender to make the loan as set forth in the Note, Debtor has agreed to enter into this Agreement and to grant Lender a security interest in the assets of Debtor to secure the performance and timely payment of all obligations under the Transaction Agreements.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. As security for the Obligations (as defined below), Debtor hereby grants to Lender, a security interest in Debtor’s right, title and interest in, to and under the following property of Debtor wherever located and whether now existing or hereafter acquired, arising or coming into existence, (collectively, the “Collateral”):

The following assets of Debtor, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds (including but not limited to proceeds from any insurance insuring the same against risk of loss or non-payment), products, accessions, additions, substitutions, rents, profits and replacements thereof, including, without limitation, all Inventory, Equipment, Fixtures, Goods, Accounts, account receivables, contract rights, As-extracted collateral, Commercial Tort Claims, Chattel Paper (tangible and electronic), Deposit Accounts, Documents, General Intangibles, payment intangibles, software, Instruments, Promissory Notes, Investment Property, Letter-of-Credit Rights and letters-of-credit, and Supporting obligations, intellectual property, license rights, distribution rights, and rights to sue for infringement of General Intangible or intellectual property rights.

All capitalized terms used in this Section 1 and not otherwise defined, shall have the meanings given to such terms in the Uniform Commercial Code of the State of Colorado as in effect from time to time. The term “Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Transaction Agreements, including, all interest, fees, charges, expenses, attorneys' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

2. Liabilities Secured. The security interests granted herein shall be security for the performance of and timely payment of all the Obligations.

3. Debtor’s Representations and Warranties. Debtor represents and warrants to Lender, now and for so long as any portion of the Obligations remains outstanding, that:

(a) Organization; Power. It is duly organized and validly existing under the laws of the State of Colorado; and it has the power and authority to own its property and assets and to carry on its business as it is now being conducted. It has the power and authority to execute, deliver and carry out the terms and provisions of the Transaction Agreements, and it has taken all necessary action to authorize the execution, delivery and performance of the Transaction Agreements; this Agreement and the Note constitute the legally binding obligations of Debtor and are enforceable against Debtor in accordance with their respective terms, subject to bankruptcy and other laws affecting creditors and equitable principles.

(b) Ownership. Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other person or entity other than Debtor has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of security interest, lien or otherwise) in, against or to the Collateral, other than Permitted Liens (as defined below).

(c) No Conflicts; Defaults. Neither the execution nor the delivery of the Transaction Agreements, nor the transactions contemplated hereby or thereby, nor compliance with the terms and conditions hereof or thereof will (i) contravene (A) any provision of Debtor’s organizational documents, or (B) any provision of any law, statute, decree, rule or regulation as to which Debtor or any of its property is bound, or (C) any judgment, decree, franchise, order or permit applicable to the Debtor or any of its property in favor of anyone other than Lender; (ii) conflict with, or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default (with or without the giving of notice or passage of time or both) under or pursuant to the terms of any other agreement or instrument to which the Debtor is a party or by which it is bound; or (iii) result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of the Debtor in favor of anyone other than Lender. Debtor is not in default and would not with the giving of notice or passage of time or both be in default under any agreement to which it is a party or by which it or any of its property may be bound; and no litigation, arbitration or administrative proceeding is currently pending or threatened which might have an adverse effect on the business, assets or financial condition of Debtor.

(d) Perfection. Upon the filing of a UCC-1 financing statement in the appropriate filing office, Lender shall have (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing.

4. Debtor’s Covenants. Until such time as the Obligations described herein are satisfied in full and this Agreement has been irrevocably terminated, Debtor hereby agrees that:

(a) Security. Debtor shall perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the lien granted to Lender herein and the perfection and priority of such lien including: (i) to procure, execute and deliver from time to time any endorsements, assignments, financing statements, consents, landlord waivers and other writings reasonably necessary for Lender to perfect, maintain and protect its lien hereunder and the priority thereof; (ii) to appear in and defend any action or proceeding which may affect its title to or Lender’ interest in the Collateral; (iii) to permit Lender the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Debtor and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Debtor’s affairs, finances and accounts with its officers and independent public accountants; and (iv) to promptly notify Lender in writing if Debtor a Commercial Tort Claim and to provide a summary description of such claim.

(b) Sale of Collateral. Debtor shall not assign, sell, convey, lease, transfer, hypothecate, or dispose of the Collateral or any portion thereof to any third party without Lender’s prior written consent.

(c) Insurance. Debtor will at its own expense at all times keep all insurable Collateral insured against loss by damage, fire, theft and other extended coverage hazards. Upon request of Lender, Debtor shall cause Lender to be named as an additional insured on all insurance policies insuring any of the Collateral against risk of loss or non-payment and shall deliver certificates of insurance naming Lender as an additional insured. Lender will be a named insured without liability for premiums and will be the sole loss payee under all such insurance. On request by Lender, the Debtor will furnish Lender with certificates issued by the insurer(s) confirming that the insurance coverage required under this Agreement is maintained and in full force and effect. In addition, at the request of Lender, the original or certified copies of the actual policies showing the existence of insurance in accordance with this Agreement will be delivered to Lender. All insurance will provide for prompt written notice to Lender of any failure to pay a premium and for at least thirty (30) days’ prior written notice to Lender of cancellation or non-renewal of the policy and of any material change in the coverage or in any of the other terms of the insurance.

(d) Liens. Debtor will at all times keep the Collateral free from any adverse claims, liens, security interests, or encumbrances (other than Permitted Liens), and in good order and repair and will not waste, destroy or otherwise intentionally impair the value of all or any part of the Collateral. The term “Permitted Liens” means (i) liens for taxes not yet delinquent or liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (ii) liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; or (iv) liens in favor of Lender. Debtor shall defend the Collateral against, and take such other action as is necessary to remove, any and all claims, liens, security interests, or encumbrances on the Collateral except Permitted Liens.

(e) Taxes. Debtor will pay promptly when due all taxes, assessments, and other charges upon the Collateral.

(f) Maintenance. Debtor will provide for all maintenance, repairs and replacements to the Collateral in accordance with standard maintenance and repair procedures and upon request will promptly make available copies of all repairs, maintenance and test reports to Lender.

(g) Location of Collateral. Debtor shall not without prior written consent of Lender (i) change Debtor's legal name or legal structure from a corporation, or (ii) change Debtor’s state of registration. Debtor shall immediately notify Lender in writing of any change in the location of its chief executive office or in the location where its books and records are kept.

(h) Financial Statements. Upon request of Lender, the Debtor will furnish Lender with quarterly, semiannual and annual profit and loss statements and balance sheets (collectively called the "Financial Statements"). The quarterly and semi-annual Financial Statements will be delivered to Lender within forty-five (45) days after the end of the applicable period; the annual Financial Statements will be delivered to Lender within ninety (90) days after the end of the Debtor's fiscal year and will be reviewed by Debtor's independent certified accountants. In addition, the Debtor will provide Lender with such other information about the Debtor, its financial condition, the Collateral and its other assets and its liabilities as Lender may from time to time request.

(i) Intellectual Property. Debtor will perform all acts and execute all documents reasonably requested by Lender, including notices of security interest for each relevant type of intellectual property in forms suitable for filing with the United States Patent and Trademark Office or the United States Copyright Office, that may be necessary or desirable to record, maintain, preserve, protect and perfect Lender's security interest in such intellectual property. With respect to intellectual property, Debtor shall timely file and pay all maintenance fees for patents and renewal fees for trademarks and will promptly notify Lender in writing of any infringement litigation in connection with any of the intellectual property. Debtor shall promptly notify Lender in writing of all newly acquired or created intellectual property.

(j) Reorganization.  Debtor shall not, without the prior written consent of Lender, adopt or agree to adopt any plan providing for its reorganization.

5. Financing Statement. Debtor authorizes Lender to file, in jurisdictions where this authorization will be given effect, a UCC-1 Financing Statement and continuation statements (including “in lieu” continuation statements) describing the Collateral in the same manner as it is described herein in order to perfect and maintain Lender’s security interest in the Collateral. In addition, Debtor shall execute one or more Financing Statements and continuation statements (including “in lieu” continuation statements) and such other documents (and pay the cost of filing or recording the same) in all public offices deemed necessary or desirable by Lender to establish and maintain a valid security interest in the Collateral (free of all other liens and claims whatsoever) to secure the payment of the Obligations. Debtor shall promptly take all such further actions as reasonably requested by Lender to perfect and maintain its security interest in the Collateral.

6. Events of Default. Debtor shall be in default under this Agreement upon breach of any of the terms and conditions set forth in this Agreement or the occurrence of an Event of Default under, and as defined in, the Note.

7. Lender’ Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter, Lender may, at its option, declare any and all liabilities secured hereby immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become and be due and payable without demand or notice, in which event (subject to the further provisions of this Agreement) Lender, shall have and may exercise from time to time any and all rights and remedies of a Lender under the Uniform Commercial Code in effect in any and all jurisdictions where UCC-1s or other documents are filed to perfect or maintain Lender’s security interest, as amended from time to time, and any and all rights and remedies available to it under any other applicable law, including but not limited to directing account debtors to make payment directly to Lender, settling, compromising or adjusting any of the Collateral (the same to be binding upon Debtor), commencing, prosecuting, and defending, as the case may be, any proceeding to collect or protect any or all of the Collateral, or any other proceeding with respect to any of the Collateral, selling any of the Collateral at private or public sale on such terms as Lender deems appropriate. Upon request of Lender, Debtor will immediately deliver and endorse or cause to be delivered and endorsed to or in accordance with Debtor’s instructions any of the Collateral. Any proceeds of any disposition of all or any part of the Collateral may be applied by Lender toward payment of such of the Obligations, and in such order of application, as Lender may from time to time elect. All remedies under any of the Transaction Agreements or by law or otherwise afforded to the Lender shall be cumulative and not alternative.

8. Collection Costs. If Lender hires an attorney to assist in collecting any amount due or in enforcing any right or remedy under this Agreement or the Transaction Agreements, Debtor agrees to pay such Lender such attorneys’ reasonable fees and collection costs. Debtor will pay Lender interest at the rate of 12% per annum on any amount which the Debtor owes to Lender under this Section: (a) from the date Lender expends the amount in any case where Lender has requested the Debtor to pay the same and Debtor has failed to do so, or (b) from the date Lender requests reimbursement in any case where Lender has not requested the Debtor to pay the same.

9. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to Lender, upon any breach or default of the Company under this Agreement or any other Transaction Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Lender of any breach or default under this Agreement, or any waiver by Lender of any provisions or conditions of this Agreement shall be effective only to the extent specifically set forth in writing executed by Lender.

10. Miscellaneous. Time is of the essence of this Agreement. The provisions of this Agreement are cumulative and Lender shall have all the benefits, rights and remedies of and under the Transaction Agreements. All rights of each Lender hereunder shall inure to the benefit of its heirs, legal representatives, successors and permitted assigns; and all liabilities of Debtor shall bind the heirs, legal representatives, successors and assigns of Debtor. The Transaction Agreements constitute the full and complete agreement of the Debtor and Lender with regard to the transactions set forth herein, and supersede and replace any and all other previous or contemporaneous oral agreements. This Agreement may not be amended except by a writing signed by Debtor and Lender. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. This Agreement has been delivered in the State of Colorado and shall be construed in accordance with the laws of Colorado without regard to choice or conflicts of law principles that would result in the application of any law other than Colorado law. Exclusive venue for all actions arising out of this Agreement shall be in the district court in and for Larimer County, Colorado.

(Signature Page Follows)

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

DEBTOR:

WestMountain Gold, Inc.,
a Colorado corporation

By:	/s/ Gregory Schifrin
Name:	Gregory Schifrin
Title:	Chief Executive Officer

LENDER:

BOCO INVESTMENTS, LLC,
a Colorado limited liability company

By:	/s/ Joseph C. Zimlich
Name:	Joseph C. Zimlich
Title:	President of Managing Member